EXHIBIT 4.15



               BATES WORLDWIDE, FITCH WORLDWIDE, 141 WORLDWIDE AND
                         HEALTHWORLD NETWORK AGREEMENT









DATE:                                       May 28, 2003





PARTIES:       (1)  BATES WORLDWIDE,  INC. a corporation  organized and existing under the laws of the State of Delaware and having an office at 498 Seventh  Avenue,  New York,  New York 10018  ("BWI");
                    Cordiant    Communications    Group   plc,   a   corporation
                    incorporated and existing under the laws of England and Wales, with an address at 121-141 Westbourne Terrace, London
                    W2 6JR ("Cordiant"); Healthworld Corporation, a corporation organized and existing under the laws of the state of Delaware, having its principal place of business at 100
                    Avenue  of the  Americas,  New  York,  New York  10013,  USA
                    ("Healthworld") (individually, a "Licensor" and collectively hereafter referred to as the "Licensors").


               (2)  George  Patterson  Pty Limited a  corporation  organised and existing under the laws of New South Wales, The Communications Group Limited a corporation organised and existing under the laws of New Zealand (George Patterson Pty Ltd and The Communications Group Limited each a Bates Agency and hereinafter together referred to as the Bates Agency), X/M Pty Limited, Big Island International Pty Limited and Patts 141 Pty Ltd each such company being a corporation organised and existing under the laws of New South Wales (X/M Pty Ltd, Big Island International Pty Ltd and Patts 141 Pty Ltd each a 141 Agency and hereinafter together referred to as the 141 Agency), Healthworld Communications Group Pty Limited (hereinafter referred to as the Healthworld Agency) a corporation organised and existing under the laws of New South Wales and Underline:Fitch Pty Limited (hereinafter referred to as the Fitch Agency) a corporation organised and existing under the laws of New South Wales, each such agency with an address at c/- 35 Clarence Street, Sydney, NSW, 2000 (collectively the Bates


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                    Agency, the 141 Agency, the Healthworld Agency and the Fitch
                    Agency  hereafter   referred  to  as  the  "Agency"  or  the
                    "Agencies")



RECITALS:

(A) BWI is the owner of, and has registered and applied to register (as appropriate) the Bates Name and the 141 Name and together with its Related Companies has developed a worldwide goodwill in the Bates Name and the 141 Name. Cordiant is the owner of, and has registered and applied to register (as appropriate) the Fitch Name and together with its Related Companies has developed a worldwide goodwill in the Fitch Name. Healthworld is empowered by the owner of the Healthworld name, Healthworld B.V. to license, and has registered and applied to register (as appropriate) the Healthworld Name and together with its Related Companies has developed a worldwide goodwill in the Healthworld Name (the Bates Name, 141 Name, Fitch Name and Healthworld Name hereafter collectively referred to as the "Name(s)").


(B) The Bates Agency wishes to include the name Bates as part of its trading name and has agreed that the use of the name Bates, as well as any other use of the Bates Name shall be subject to the Bates Agency's strict compliance with the terms of this Agreement. The 141 Agency wishes to include the name 141 as part of its trading name and has agreed that the use of the name 141, as well as any other use of the 141 Name shall be subject to the 141 Agency's strict compliance with the terms of this Agreement. The Fitch Agency wishes to include the name Fitch as part of its trading name and has agreed that the use of the name Fitch, as well as any other use of the Fitch Name shall be subject to the Fitch Agency's strict compliance with the terms of this Agreement. The Healthworld Agency wishes to include the name Healthworld as part of its trading name and has agreed that the use of the name Healthworld, as well as any other use of the Healthworld Name shall be subject to the Healthworld Agency's strict compliance with the terms of this Agreement.



AGREEMENT:

1. In this Agreement the following terms and expressions shall bear the meanings respectively ascribed thereto as follows:


     "Related  Companies"       shall mean in  relation  to each of the  parties
                                hereto all or

                                any of:


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                                (i) a  subsidiary  of that  party,  in which the
                                party owns or controls, whether by contract or otherwise, a majority of the shares or votes necessary to elect a majority of the board of
                                directors  or  other   managing   body  of  that
                                subsidiary;


                                (ii) a holding company of that party, which owns the party or controls, whether by contract or otherwise, a majority of the shares or votes necessary to elect a majority of the board of directors or other managing body of that party;


                                (iii) a subsidiary (as defined in (i) above) of a holding company (as defined in (ii) above) of that party;


                                (iv) a body corporate or business, with respect to which that party (or any person connected to such party) controls, whether by contract or otherwise, a majority of the board of directors or other managing body of that body corporate or business;


     "Healthworld Advertising
      Services"                 means   advertising,   marketing,   promotional,
                                medical education and media services provided by advertising agencies to clients and such other additional related services as may be agreed by Healthworld in writing to constitute Healthworld
                                Advertising Services from time to time.


      "BWI Advertising
       Services"                means advertising,  marketing and media services
                                (other  than  promotional  and  "below-the-line"
                                services)  provided by  advertising  agencies to
                                clients  and  such  other   additional   related
                                services as may be agreed by BWI in writing to constitute BWI Advertising Services from time to time.


       "Promotional Services"   means  promotional  and other  "below  the line"
                                services   (excluding   advertising   and  media
                                services) provided by advertising agencies to clients and such other additional


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                                related  services  as  may be  agreed  by BWI in
                                writing to constitute Promotional Services from time to time.


         "Design Services"      means  graphic  design,   interiors,   internet,
                                packaging,   branding,   product  naming,  trend
                                analysis,   architecture,   live  design   event
                                planning  and   corporate   reporting   services
                                provided by  companies to clients and such other
                                additional  related services as may be agreed by
                                Cordiant   in  writing  to   constitute   Design
                                Services from time to time.



         the "Territory"        means:

                                (a) in respect of the Fitch Name, Australia, New Zealand, Malaysia, Singapore and Hong Kong; and

                                (b) in respect of all other Names, Australia and New Zealand.

         the "Bates Name"       means   the  name   Bates   and  all  the  other
                                associated  trademarks,   service  marks,  trade
                                names and logos set out on Schedule I, in the forms and lettering styles initially as set out in Schedule II and as the same may be varied or amended from time to time by notice in writing by BWI.


         the "141 Name"         means the name 141 and all the other  associated
                                trademarks, service marks, trade names and logos
                                set  out  on  Schedule  III,  in the  forms  and
                                lettering   styles   initially  as  set  out  in
                                Schedule IV and as the same may be varied or amended from time to time by notice in writing by BWI.



         the "Fitch Name"       means   the  name   Fitch   and  all  the  other
                                associated  trademarks,   service  marks,  trade
                                names and logos set out on Schedule V, in the forms and lettering styles initially as set out in Schedule VI and as the same may be varied or amended from time to time by notice in writing by Cordiant.



         the "Healthworld
         Name" means the names Healthworld and all the other associated trademarks, service marks, trade names and logos set out on Schedule VII, in the forms and lettering styles initially as set out in Schedule VIII and as the same may be varied or amended from time to time by notice in writing by Healthworld.

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         the "Network"          shall  mean  any of  the  networks  of  agencies
                                referred to individually as the Bates Worldwide Network, the 141 Worldwide Network, the Fitch Worldwide Network or the Healthworld Network (as applicable), and a "Network Member" shall mean an agency which is a member of the applicable Network, and references to "the Network" shall include each and every member of a Network from time to time.


         "d/b/a" a trade name used by a company, as distinct from an official corporate name.


2.   LICENSE GRANTED



2.1  (a)       BWI  hereby  grants  to the  Bates  Agency  for the  term of this
               Agreement in the Territory an exclusive non-assignable license to use the Bates Name, in connection with BWI Advertising Services provided by the Bates Agency, and to use the name Bates as part of its trading name and to use the name Bates, without any other word, letter, number or symbol, as its official corporate name, but always in conjunction with the Bates Agency's name, and to indicate that the Bates Agency is a member of the Bates Worldwide
               Network; and the Bates Agency undertakes to use the Bates Name only in such manner and in accordance with the Bates Network's corporate and style guidelines.

               Bates Agency understands that this licence confers no ownership rights, and it agrees not to contest at any time the validity or ownership of, and rights to, the Bates Name by BWI. Bates Agency understands and agrees that every use of the Bates Name shall inure only to the benefit of BWI. The Bates Agency agrees that it will not trade under a name other than the Bates Name, without the prior written consent of BWI, such consent not to be unreasonably withheld. The Bates Agency agrees to act in good faith and to co-operate with BWI to maintain and strengthen the reputation of the Bates Name and logo in the Territory and agrees that the Agency will support and use the Bates Name and logo in the Territory in compliance with the terms of this agreement.


     (b) Subject to clause 2.8, BWI hereby grants to the 141 Agency for the term of this Agreement in the Territory an exclusive non-assignable license to use the 141 Name, in connection with Promotional Services provided by the 141 Agency, and to use the name 141 as part of its trading name and to use the name 141, without any other word, letter, number or symbol, as its official corporate name, but always in conjunction with the 141 Agency's name, and to indicate that the 141 Agency is a member of the 141 Worldwide Network; and the 141 Agency

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               undertakes  to use the 141  Name  only  in  such  manner,  and in accordance with 141 Network's corporate and style guidelines.

               141 Agency understands that this licence confers no ownership rights, and it agrees not to contest at any time the validity or ownership of, and rights to, the 141 Name by BWI. 141 Agency understands and agrees that every use of the 141 Name shall inure only to the benefit of BWI. The 141 Agency agrees that it will not trade under a name other than the 141 Name, without the prior written consent of BWI, such consent not to be unreasonably withheld.


     (c) Subject to clause 2.9, Cordiant hereby grants to the Fitch Agency for the term of this Agreement in the Territory a non-assignable license to use the Fitch Name, in connection with Design Services provided by the Fitch Agency, and to use the name Fitch as part of its trading name and to use the name Fitch, without any other word, letter, number or symbol, as its official corporate name, but always in conjunction with the Fitch Agency's name, and to indicate that the Fitch Agency is a member of the Fitch Worldwide Network; and the Fitch Agency undertakes to use the Fitch Name only in such manner and in accordance with the Fitch Network's corporate and style guidelines.

               Fitch Agency understands that this licence confers no ownership rights, and it agrees not to contest at any time the validity or ownership of, and rights to, the Fitch Name by Cordiant. Fitch Agency understands and agrees that every use of the Fitch Name shall inure only to the benefit of Cordiant. The Fitch Agency agrees that it will not trade under a name other than the Fitch Name, without the prior written consent of Cordiant, such consent not to be unreasonably withheld.


     (d) Healthworld hereby grants to the Healthworld Agency for the term of this Agreement in the Territory an exclusive non-assignable license to use the Name, in connection with Healthworld Advertising Services provided by the Healthworld Agency, and to use the name Healthworld as part of its trading name and to use the name Healthworld, without any other word, letter, number or symbol, as its official corporate name, but always in conjunction with the Healthworld Agency's name, and to indicate that the Healthworld Agency is a member of the Healthworld Network; and the Healthworld Agency undertakes to use the Healthworld Name only in such manner and in accordance with the Healthworld Network's corporate and style guidelines .

               Healthworld Agency understands that this licence confers no ownership rights, and it agrees not to contest at any time the validity or ownership of, and rights to, the Healthworld Name by Healthworld. Healthworld Agency understands and agrees that every use of the Healthworld Name shall inure only to the benefit of Healthworld. The Healthworld Agency agrees that it will not trade under a name other than the Healthworld Name, without the prior written consent of Healthworld, such consent not to be unreasonably withheld.

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2.2  In addition to the rights  granted  under Clause 2.1,  each of the Agencies shall during the term of this Agreement be entitled to and must in all stationery (including but not limited to all notepaper, business cards, letterhead, memorandum forms and other types of stationery used by the Agency) state that the Agency is a member of the Bates Worldwide Network, the 141 Worldwide Network, the Fitch Worldwide Network or the Healthworld Network (as applicable) such statement to be in accordance with any applicable Network's corporate and style guidelines. An Agency will not be required to comply with the obligation in the first sentence of this clause
     2.2 in respect of the stationery held by the Agency at the date of this Agreement, if such stationery does not comply with the requirements of the first sentence of this clause at that date. However, when such Agency orders any new stationery it must ensure that such new stationery complies with the requirements of this clause 2.2. Each of the Agencies will also be responsible for determining whether any other company identifications may be legally necessary on such stationery in the Territory where it does business.


2.3 If so requested by the Licensors, each of the Agencies will enter into a registered user or other license agreement in relation to the use of the Name licensed to such Agency, in such form as may be requested by the corresponding Licensor (including appropriate quality control provisions) and shall do all such things as may be reasonably requested to arrange for such agreement to be registered at the appropriate Trade Mark Registry and shall upon the termination of this Agreement do all such things as may be necessary to arrange for cancellation of any such registrations. Each Agency shall be responsible for the payment of all costs associated with the foregoing


2.4 Each of the Agencies shall be entitled to use the Name licensed to it hereunder (subject to the provisions of this Agreement) in its own advertising and promotional materials only in accordance with the applicable Network's corporate and style guidelines (as in place from time to time), but subject always to the prior written approval of the corresponding Licensor or such person as may be nominated by such Licensor for such purposes from time to time. A copy of the style guidelines, for each Licensor, in place as at the date of this agreement is attached as Annexure A. Moreover, as part of the grant of this licence to use the Name licensed to it hereunder, each Agency agrees to conduct its services in a manner to comply with the high standards of quality rendered by like companies in the Territory, and in particular, to follow the basic practices of its respective Network as outlined in such Network's Working Practices Manual (as in place from time to time). Each Agency shall undertake all reasonable steps to ensure that such particulars are followed and kept confidential by its employees.


2.5 The Licensors warrant that they own their respective Names in the Territory free from encumbrances and have all rights required to licence the Names to the Agencies in accordance with this Agreement. The Licensors further warrant that the licensing of the Names under this Agreement does not infringe the rights of any third party.

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2.6  The Agencies acknowledge the Licensors' exclusive ownership of the Names in the Territory.


2.7 Each Agency will, at all times during this agreement, permit any duly authorised representative of the Licensor to enter the Agency's premises, upon reasonable notice, for the purpose of assessing the services provided by the Agency in connection with the Names.


2.8 The Agencies acknowledge and agree that Campaign Palace may use the name Cordiant in the Territory.


2.9 (a) The licence granted to the Fitch Agency to use the Fitch Name in Australia and New Zealand is an exclusive licence. The licence granted to the Fitch Agency to use the Fitch Name in Malaysia, Singapore and Hong Kong is a non-exclusive licence.

     (b) The Fitch Agency acknowledges and agrees that Cordiant may licence other parties to use the Fitch Name in Malaysia, Singapore or Hong Kong, or any where else in Asia.


     (c) The parties agree that the Fitch Agency will only trade in Malaysia, Singapore and Hong Kong through the provision of services to the Relevant Entity under the relevant Service Agreement. Fitch Agency may not trade or carry on business in any way in such countries other than through the provision of services to the Relevant Entity under the Service Agreement.

          For the purpose of this Agreement, Relevant Entity means in respect of Singapore, Malaysia and Hong Kong, the entity nominated by Cordiant. The parties agree that on the date of this agreement, they will enter into service agreements, on the terms of the draft agreement attached as annexure B, provided that annexure B is the draft agreement to be entered into in respect of Hong Kong and that agreements on terms substantially similar to that agreement will be entered into in respect of Malaysia and Singapore. In addition, the parties will , in good faith, endeavour to agree a base rate card for Services to be provided following the execution of each of the Service Agreements.


    (d) The Fitch Agency acknowledges and agrees that, following the date of this agreement, the Relevant Entities will only service the Existing Clients of such entity and such other clients as are referred to the entity by BWI.


2.10 An Agency may not use a Name or hold itself out as being connected in any way with the Licensor of a Name, other than as expressly permitted in this agreement.

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3.   LICENSE FEES AND ROYALTIES


3.1 In consideration of the rights and benefits granted to the each of the Agencies hereunder, each Agency shall pay to its corresponding Licensor: an annual fee equal to $10 dollars per year, which shall be paid to such Licensor annually, no later than forty-five days after each anniversary date of this Agreement.


3.2 Payments on account of the fees set forth in Clause 3.1 above (plus GST if applicable) shall be made as set forth above.


4.   CLIENT RELATIONS


4.1.1     Subject to clause 4.9,: if an Existing Client of:

          (i) BWI is, at the date of this agreement, serviced in the Territory by an Agency, BWI will, during the term of this agreement, to the extent reasonably within its power refer all of such clients work in respect of BWI Advertising Services under the Bates Name or Promotional Services under the 141 Name in the Territory to such Agency. This obligation will not apply to BWI if the Existing Client directs BWI not to engage such Agency in respect of the client's work in the Territory, in which circumstance BWI may refer such clients work to any other party in the Territory.

          (ii) Cordiant is serviced in the Territory by an Agency, Cordiant will, during the term of this agreement, to the extent reasonably within its power refer all of such clients work in the Territory to such Agency. This obligation will not apply to Cordiant if the Existing Client directs Cordiant not to engage such Agency in respect of the clients work in the Territory, in which circumstance Cordiant may refer such clients work to any other party in the Territory.

          (iii)Healthworld is serviced in the Territory by an Agency, Healthworld will, during the term of the agreement, to the extent reasonably within its power refer all of such clients work in Territory to such Agency. This obligation will not apply to Healthworld if the Existing Client directs Healthworld not to engage such Agency in respect of the client's work in the Territory, in which circumstance Healthworld may refer such clients work to any other party in the Territory.


          For the purpose of this agreement "Existing Client" means, in respect of a party, a client who is retained and serviced by that party at the date of this agreement.


4.1.2    Notwithstanding the foregoing,

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          (a)  Bates  Worldwide  Network  Members  may from  time to time  refer clients to the Bates Agency in respect of their clients' requirements for BWI Advertising Services in the Territory; provided that they first obtain the consent of such clients and the Bates Agency, and the Bates Agency may from time to time refer clients to the Bates Worldwide Network in respect of its clients' requirement for BWI Advertising Services in territories (other than the Territory); provided that the Bates Agency first obtains the consent of such clients and the Network Member to whom the referral is being made;



          (b) 141 Worldwide Network Members may from time to time refer clients to the 141 Agency in respect of their clients' requirements for Promotional Services in the Territory; provided that they first obtain the consent of such clients and the 141 Agency, and the 141 Agency may from time to time refer such clients to the 141 Worldwide Network in respect of its clients' requirement for Promotional Services in territories (other than the Territory); provided that the 141 Agency first obtains the consent of such clients and the Network Member to whom the referral is being made;



          (c) Fitch Worldwide Network Members may from time to time refer clients to the Fitch Agency in respect of their clients' requirements for Design Services in the Territory; provided that they first obtain the consent of such clients and the Fitch Agency, and the Fitch Agency may from time to time refer such clients to the Fitch Worldwide Network in respect of its clients' requirement for Design Services in territories (other than the Territory); provided that the Fitch Agency first obtains the consent of such clients and the Network Member to whom the referral is being made. For the purpose of this clause 4.1(c), Territory means Australia and New Zealand.; and


          (d) Healthworld Network Members may from time to time refer clients to the Healthworld Agency in respect of their clients' requirements for Healthworld Advertising Services in the Territory; provided that they first obtain the consent of such clients and the Healthworld Agency, and the Healthworld Agency may from time to time refer such clients to the Healthworld Network in respect of its clients' requirement for Healthworld Advertising Services in territories (other than the Territory); provided that the Healthworld Agency first obtains the consent of such clients and the Network Member to whom the referral is being made.


4.2 Each party will cooperate and, as far as is reasonably possible, comply with directions from the party for whose clients it is performing services, including but not limited to campaign themes, advertising, promotional or design materials and quality of service.


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4.3  The  Agencies  will not enter into (and will cause any  Related  Company of each Agency not to enter into) during the term of this Agreement any similar arrangements to those contemplated by this Agreement with any other network or competing organization.


4.4 If a Licensor is instructed by a client that there is a conflict or a Licensor reasonably forms the view that a conflict exists between a client of an Agency and any account of the Licensor or its Related Companies (other than Campaign Palace), the managing director of the Licensor will meet with the managing director of the Agency (and the managing director of The Communications Group Holdings Pty Ltd and such parties will use best endeavours to agree a course of action which will remove such conflict. The parties will act in good faith to ensure such conflict is removed.


4.5 Each Agency (or its holding company) shall take out (and each of the Licensors shall be entitled to satisfy itself that its licensee Agency has taken out) adequate and appropriate professional indemnity insurance cover. Such corresponding Licensor shall, unless Licensor declines, be named as an additional insured on such professional liability insurance with respect to matters arising in connection with the licences granted under this Agreement and the Licensor shall bear any additional cost associated with it being named as an additional insured.


4.6 Subject to clause 4.9, if a client of BWI requires Advertising Services or Promotional Services in the Territory, BWI will, during the term of this Agreement, to the extent reasonably within its power refer all such clients work in the Territory to the Agency. This obligation will not apply to BWI if the client directs BWI not to engage the Agency in respect of the clients work in the Territory, in which circumstances BWI may refer such clients work to any other party in the Territory. BWI agrees to act in good faith in its discussions with clients regarding their requirements in the Territory.

4.7 Subject to clause 4.9 if a client of Cordiant requires Design Services in the Territory, Cordiant will, during the term of this Agreement, to the extent reasonably within its power refer all such clients work in the Territory to the Agency. This obligation will not apply to Cordiant if the client directs Cordiant not to engage the Agency in respect of the clients work in the Territory, in which circumstances Cordiant may refer such clients work to any other party in the Territory. Cordiant agrees to act in good faith in its discussions with clients regarding their requirements in the Territory. For the purpose of this clause 4.7, Territory means Australia and New Zealand.


4.8 If a client of Healthworld requires Healthworld Advertising Services in the Territory, Healthworld will, during the term of this Agreement, to the extent reasonably within its power refer all such clients work in the Territory to the Agency. This obligation will not apply to Healthworld if the client directs Healthworld not to engage the Agency in respect of the clients work in the Territory, in which circumstances Healthworld may refer such clients work to any other party in the Territory. Healthworld agrees to act in good faith in its discussions with clients regarding their requirements in the Territory.

4.9 The obligations on the Licensors under this clause 4 to refer client work to an Agency do not apply if Cordiant Communications (Australia) Pty Ltd (or a Related Party of Cordiant Communications (Australia) Pty Ltd) ceases to hold at least 15% of the shares in The Communications Group Holdings Pty Ltd. In addition, the obligations on the Licensors under this clause 4 to refer client work to an Agency do not apply, in respect of a particular Network, if the licence of the Name that relates to that Network is terminated.


5.   MUTUAL PROVISION OF ASSISTANCE


5.1 It is acknowledged by BWI, Cordiant and Healthworld, as applicable, and each of the Agencies that one of the purposes of this Agreement is that the applicable Network will, subject to availability and subject to the Agency paying all costs and expenses incurred by the applicable Network and BWI, Cordiant or Healthworld, as applicable, provide the Agency with the assistance detailed in Clause 5.2 if and to the extent so requested by the Agency and insofar as the applicable Network is free so to do. Each of the Agencies will, if and to the extent so requested by the applicable Network or BWI, Cordiant or Healthworld, as applicable, provide equivalent assistance on equivalent terms.


5.2 With respect to the Agency joining its Network, and to whom it is licensing a Name hereunder, each of BWI, Cordiant, and Healthworld undertakes to use its reasonable endeavors to procure that (subject as set out in Clause 5.1):


     (a) Its Network supplies the Agency with such marketing, media and research information relating to the Network as is appropriate and relevant to the Agency and provides such other specific information and assistance as may reasonably be requested by the Agency from time to time.


     (b) Its Network on a reasonable basis provides or arranges for training for such personnel of the Agency as may be designated by the Agency. The Agency will be responsible for all necessary immigration procedures including visas, and will provide for the traveling, lodging, board and out-of-pocket expenses for such personnel for such training sessions. Responsibility for salary will be dependent on the nature and duration of the training period and will be agreed in advance.


     (c) Its Network (subject to availability including prior commitments of its pertinent personnel) provides appropriate personnel as and when reasonably requested by the Agency for working visits to the Agency on specific projects, including financial planning, management subjects, and new business presentations. In connection with such working visits, the Agency will be responsible for meeting the traveling, lodging, board and appropriate out-of-pocket expenses incurred by or for the visitor. Responsibility for salary will be dependent on the nature and duration of the project and will be agreed in advance. Visits by principals of the Network's executive management for general purposes other than specific projects shall be at the Network's own expense.


5.3 The cost of fulfilling any request for assistance or information shall be mutually agreed and established in advance with the relevant Network Member, but shall in all cases exclude a profit mark-up.


5.4 (a) Each of the Agencies agrees that appropriate representatives of the Agency will attend and actively participate in management meetings held by the applicable Network which the Agency is joining hereunder, where the global head of the relevant Agency or a worldwide client director for the relevant Agency requests the attendance of representatives of the Agency at such meetings. The Agency will bear the expenses of such representatives attending management meetings.


     (b) With respect to the Fitch Worldwide Network, such meetings shall include but not be limited to Fitch's bi-annual CEO conference, creative workshops and training courses on sales and presentation skills, as may be provided by Cordiant or the Network from time to time. The Fitch Agency further agrees that at the request of Cordiant or another Network Member, it will (i) participate in new business efforts or pitches and (ii) generate content for the Fitch website, and that the Agency will bear the expenses of the foregoing.


6.   LIMITATIONS ON THE AGENCY AND INDEMNITY


6.1 Notwithstanding anything contained in this Agreement, none of the Agencies are authorized to act as, and to hold themselves out in any way as being the agent of the Licensors or any Related Companies of the Licensors, or any other Network Member and shall not purport to bind the Licensors or any of the same to any obligation of whatsoever nature.


6.2 Each of the Licensors and the Agencies shall at all times be independent contractors for the purposes of this Agreement, and not agents, employees, co-venturers or partners with respect to the transactions contemplated hereunder. Each party assumes full responsibility for the actions of its personnel while performing services pursuant to this Agreement, and shall be solely responsible for their supervision, daily direction, control and for the payment of all their compensation and other employment related payments (including without limitation withholding of any income or other taxes, workers' compensation insurance premiums and claims, disability benefit premiums and claims, and pension, superannuation, retirement and health and welfare plan payments, liabilities and claims if applicable).

6.3 Each of the Agencies shall at all times conduct its business in accordance with all applicable laws. Each of the Agencies agrees to maintain as high a standard of excellence and of quality of the Name licensed to it hereunder as such Name currently enjoys, and shall not do or omit to do anything tending to bring the Name or reputation of BWI, Cordiant or Healthworld, as applicable, or their Related Companies or the applicable Network into disrepute.



6.4 (a) The Bates Agency will indemnify BWI and its Related Companies and other Bates Worldwide Network Members against any and all losses and damages suffered as a result of;

          (1) any breach by the Agency of the terms of this Agreement (and in particular Clauses 6.1 through 6.3 above); and

          (2) any claim of whatsoever nature brought against BWI or any of its Related Companies by any third party as a result of or connected with (i) the use by the Bates Agency of the Bates Name or anything confusingly similar to it or (ii) any BWI Advertising Services provided by Bates Agency to any party including but not limited to BWI or its Related Companies or other Bates Worldwide Network Members or any client of BWI or its Related Companies or other Bates Worldwide Network Members pursuant to this Agreement.



     (b) The 141 Agency will indemnify BWI and its Related Companies and other 141 Network Members against any and all losses and damages suffered as a result of:

          (1) any breach by the Agency of the terms of this Agreement (and in particular Clauses 6.1 through 6.3 above); and

          (2) any claim of whatsoever nature brought against BWI or any of its Related Companies by any third party as a result of or connected with (i) the use by the 141 Agency of the 141 Name or anything confusingly similar to it or (ii) any Promotional Services provided by 141 Agency to any party including but not limited to BWI or its Related Companies or other 141 Worldwide Network Members or any client of BWI or its Related Companies or other 141 Worldwide Network Members pursuant to this Agreement.



     (c) The Fitch Agency will indemnify Cordiant and its Related Companies and other Fitch Worldwide Network Members against any and all losses and damages suffered as a result of:

          (1) any breach by the Agency of the terms of this Agreement (and in particular Clauses 6.1 through 6.3 above); and

          (2) any claim of whatsoever nature brought against Cordiant or any of its Related Companies by any third party as a result of or connected with (i) the use by the Fitch Agency of the Fitch Name or anything confusingly similar to it or (ii) any Design Services provided by Fitch Agency to any party including but not limited to Cordiant or its Related Companies or other Fitch Worldwide Network Members or any client of Cordiant or its Related Companies or other Fitch Worldwide Network Members pursuant to this Agreement.


     (d) The Healthworld Agency will indemnify Healthworld and its Related Companies and other Healthworld Network Members against any and all losses and damages suffered as a result of:

          (1) any breach by the Agency of the terms of this Agreement (and in particular Clauses 6.1 through 6.3 above); and

          (2) any claim of whatsoever nature brought against Healthworld or any of its Related Companies by any third party as a result of or connected with (i) the use by the Healthworld Agency of the Healthworld Name or anything confusingly similar to it or (ii) any Healthworld Advertising Services provided by Healthworld Agency to any party including but not limited to Healthworld or its Related Companies or other Healthworld Network Members or any client of Healthworld or its Related Companies or other Healthworld Network Members pursuant to this Agreement.


6.5 (a) In the event that any third party brings suit against the Bates Agency or BWI alleging that use of the Bates Name by either party constitutes infringement of any mark or name belonging to the third party, or otherwise seeks to prevent use or registration of the Bates Name, BWI shall have the right, at its own cost to control any resulting litigation, select counsel and determine the terms of any settlement. The Bates Agency agrees to notify BWI of any such claim of which it is aware, as soon as reasonably possible after it becomes aware of such claim and in any event not more than 3 business days after becoming aware of such claim and to cooperate fully with BWI and its counsel in the conduct of such litigation.


     (b) In the event that any third party brings suit against the 141 Agency or BWI alleging that use of the 141 Name by either party constitutes infringement of any mark or name belonging to the third party, or otherwise seeks to prevent use or registration of the 141 Name, BWI shall have the right, at its own cost to control any resulting litigation, select counsel and determine the terms of any settlement. The 141 Agency agrees to notify BWI of any such claim of which it is aware, as soon as reasonably possible after it becomes aware of such claim and in any event not more than 3 business days after becoming aware of such claim, and to cooperate fully with BWI and its counsel in the conduct of such litigation.


     (c) In the event that any third party brings suit against the Fitch Agency or Cordiant alleging that use of the Fitch Name by either party constitutes infringement of any mark or name belonging to the third party, or otherwise seeks to prevent use or registration of the Fitch Name, Cordiant shall have the right, at its own cost to control any resulting litigation, select counsel and determine the terms of any settlement. The Fitch Agency agrees to notify Cordiant of any such claim of which it is aware, as soon as reasonably possible after it becomes aware of such claim and in any event not more than 3 business days after becoming aware of such claim, and to cooperate fully with Cordiant and its counsel in the conduct of such litigation.


     (d) In the event that any third party brings suit against the Healthworld Agency or Healthworld alleging that use of the Healthworld Name by either party constitutes infringement of any mark or name belonging to the third party, or otherwise seeks to prevent use or registration of the Healthworld Name, Healthworld shall have the right, at its own cost to control any resulting litigation, select counsel and determine the terms of any settlement. The Healthworld Agency agrees to notify Healthworld of any such claim of which it is aware, as soon as reasonably possible after it becomes aware of such claim and in any event not more than 3 business days after becoming aware of such claim and to cooperate fully with Healthworld and its counsel in the conduct of such litigation.


7.   TERM, TERMINATION AND NON-SOLICITATION


7.1 Subject to the remaining provisions of this clause 7, this Agreement shall commence on the date hereof and shall continue in force for an initial term of 5 years (Initial Term). The Agencies may, by notice in writing to BWI, elect to renew their licences for a further term of 5 years by serving 12 months' notice on BWI prior to the expiry of the Initial Term. If an Agency serves such notice then the licence will, subject to the remaining provisions of this clause 7, continue for a further period of 5 years from the expiry of the Initial Term. A notice served to extend the licence of a Name will be ineffective if the licence in respect of that name has been terminated in accordance with the terms of this deed or if either before or after the notice to extend the licence has been served, the Licensor in respect of that Name is entitled to terminate the licence for that Name and such party elects to do so.

7.2 The Licensors may terminate this agreement in the event of a Trade Sale or a sale of 50% or more of the Share Capital in The Communications Group Holdings Pty Ltd to an International Agency or to an entity controlled by an International Agency. If the Licensors terminate this agreement pursuant to this clause 7.5(b), the Agencies will take all such action as is reasonably required to cease using the intellectual property rights licensed under this agreement as soon as practicable after the date such termination notice is served and in any event the Agencies must have complied fully with the obligations in clause 7.6 by the date which is six months after the date of service of such termination notice. The term Trade Sale and the term Share Capital have the meaning given to such terms in the Shareholders Agreement between Cordiant Communications Group plc, PEP
     Investment Pty Ltd and others dated the same date as this agreement. The term

     International Agency means a marketing and communications agency that has a presence in, at least, Europe and North America.

7.3 Cordiant may terminate the rights and obligation in this Agreement so far as they relate to the licence of the Fitch Name and referral of clients under clause 4.1.2 granted in respect of:

     (1)  Malaysia, if the Malaysian Service Agreement is terminated

     (2)  Singapore, if the Singapore Service Agreement is terminated; and

     (3)  Hong Kong, if the Hong Kong Service Agreement is terminated.

     The Malaysian Service Agreement, Singapore Service Agreement and Hong Kong Service Agreement are attached to this agreement as annexure B. If Cordiant terminates rights and obligation relating to the licence of the Fitch Name in respect of a particular country, in accordance with this clause 7.3, the Territory in respect of the Fitch Name will not include that country.


7.4 Subject to clause 7.5, this Agreement may be terminated at any time by any of the Agencies or the Licensors (the Agencies and the Licensors, each group hereafter collectively referred to as a "party") forthwith upon written notice to the other parties if any of the other parties:


     (a) commits a series of breaches which taken together would constitute a material breach of its obligations hereunder or commits any material breach of any of its obligations hereunder and fails to remedy such breach within thirty (30) days from receipt of notice from the notifying party requiring it to do so;


     (b) commits an act of bankruptcy which is not remedied within thirty (30) days or is the subject of a voluntary or involuntary petition in bankruptcy which is not dismissed within thirty (30) days;


     (c) has a resolution for winding-up passed in relation to it other than in the course of an amalgamation or reconstruction, the terms of which shall have been approved by the other party (such approval not to be unreasonably withheld);


     (c) has a petition for winding-up presented in relation to it which petition is not dismissed within ten (10) days of its presentation;


     (d) has a receiver or an administrative receiver appointed over the whole or any part of its undertaking or assets;

     (e) applies to the court, or if any other person so entitled applies to the court, for the appointment of an administrator in relation to it, which application (in the case of an application made by another person) is not dismissed within ten (10) days of its making;


     (f) ceases to or threatens to cease to carry on its business or a substantial part thereof except in the event of an intra-group transfer of its business and its obligations under this Agreement to which BWI has previously given its written consent;


     (g) has any execution or distress levied against it or has an encumbrancer take possession of the whole or any substantial part of its property, assets or business;


     (h)  is the subject of any equivalent procedures referred to in sub-Clauses
          (b) through (h) above in any jurisdiction whether in the Territory or elsewhere.

7.5 If the defaulting party under clause 7.4 is an Agency, such Agency will immediately cease to have any rights granted to it under this Agreement and the relevant Licensor will no longer have to comply with its obligations under this Agreement in respect of such Agency. For the avoidance of doubt this does not affect the rights of any other Agency of this Agreement however, if one of the Bates Agencies (ie either George Patterson Pty Ltd or The Communications Group Limited) is a defaulting party under clause 7.4 then both Bates Agencies will be deemed to be defaulting parties for the purpose of this clause 7.4. If one of the 141 Agencies is a defaulting party under this clause 7.4 then all 141 Agencies will be deemed to be defaulting parties for the purpose of this clause 7.4.

7.5(a) This Agreement may be terminated at any time by the Licensors if (i) The Communications Group Holdings Pty Ltd commits a series of breaches (whether remedied or not) which taken together would constitute a material breach of its obligations under the Shareholders' Agreement entered into on the date hereof between The Communications Group Holdings Pty Ltd, Cordiant Communications Group plc, those persons listed in Schedule 7 thereof, Bain Pacific Associates, LLC, BCIP Associates II, BCIP Associates II-B, Pacific Equity Partners Fund I Pty Limited, Pacific Equity Partners (NZ) Limited, PEP Co-Investment Pty Limited and PEP Investment Pty Limited, or commits any material breach of any of its obligations thereunder and (if such breach is capable of remedy) fails to remedy such breach within thirty (30) days from receipt of notice from the notifying party requiring it to do so, or (ii) the Shareholders' Agreement is terminated for any reason (other than termination of such agreement on the occurrence of a sale of all of the Share Capital, a Trade Sale or a Listing, the terms "Share Capital", "Trade Sale" and "Listing" having the meaning given to such terms in the Shareholders Agreement).


7.6 Upon termination of this Agreement for whatever reason (including, for the avoidance of doubt, default on the part of any of the Licensors), the Agencies or in the case of termination pursuant to clause 7.4, the relevant Agency shall forthwith cease to use and shall not thereafter use the Name in any form whatsoever or any name confusingly similar thereto and accordingly (but without limitation) each of the Agencies will forthwith ensure that no portion of the Name is used as part of its trading or corporate name (if appropriate) or in any other manner and shall amend any signage at any of its premises and shall destroy all notepaper and other business stationery and materials which includes the Name or any portion thereof and shall inform all its clients and regular suppliers of the change of its name. Following termination no Agency will represent that it has any relationship or association with a Licensor or the Network.


7.7 If so requested by its corresponding Licensor, each Agency will hand over to such Licensor, or such person as it may nominate, or inform such Licensor, as applicable, or its nominee of the whereabouts of all advertising, promotional or design materials, as applicable, belonging to clients of Network Members introduced by the Network to the Agency.


7.8 Each of the Agencies acknowledges that it shall acquire no ownership interest and no interest in any goodwill attaching to any Name licensed hereunder, and shall not be entitled to compensation for any loss it may suffer as a result of ceasing to use such Name on termination of this Agreement howsoever arising (except, in relation to compensation for any loss it may suffer as a result of ceasing to use such Name on termination, arising from breach on the part of the Licensors).


7.9 Termination of this Agreement (howsoever arising including, for the avoidance of doubt, arising from breach on the part of the Licensors) shall not affect the validity or enforceability of any of the terms (including but not limited to Clause 8.4) of this Agreement intended to have continuing effect.


7.10 Subject to clause 7.11, Cordiant UK will not, and it will procure that no Related Company of Cordiant UK does, for a period of two years after the expiry of the term of a licence for a Name (such period the Restraint Period) (other than where the licence in respect of that Name terminates pursuant to clause 7.4):

          (a) attempt in any manner to persuade any client of a Group Company to cease to do business or to reduce the amount of business which any such client has customarily done or contemplates doing with the Agency that licensed that Name provided that clause 7.10 shall not prevent Cordiant UK (or a Related Company of Cordiant
               UK) from pitching for work from any party (including a client of a Group Company) where such party has invited pitches to be made for its work and any such pitch by Cordiant UK or a Related Company of Cordiant UK will not be considered to breach this clause 7.10 and provided further that the restriction in this clause 7.10 will not apply in relation to international clients referred by a Licensor to the Agency prior to the expiry of the licence; or

          (b) induce or attempt to induce any employee of a Group Company to terminate his employment with such company.

7.11 Nothing in clause 7.10(a) prevents Cordiant UK from taking any action in relation to The Campaign Palace or prevents The Campaign Palace from competing with an Agency provided that the restrictions in clause 7.10(a) will however apply to The Campaign Palace if, in the Restraint Period The Campaign Palace wishes to trade under the Bates Name or the 141 Name. For the avoidance of doubt, the restraint in clause 7.10(b) applies to The Campaign Palace. The term The Campaign Palace has the meaning given to that term in the Shareholders Agreement.



8.   MISCELLANEOUS


8.1 This Agreement contains the entire agreement and understanding between the parties with respect to its subject matter, and supersedes all prior agreements and understandings between the parties regarding the subject matter hereof.


8.2 No announcement or circular in connection with the subject matter of this Agreement shall be made or issued by or on behalf of any party without the prior written approval of the other parties save where such announcement or circular is required by law, any stock exchange or regulatory body, in which case the parties will consult with each other prior to such announcement being made.


8.3 The rights, benefits and obligations of any of the Agencies under this Agreement shall not be assigned, transferred, mortgaged, pledged, encumbered, sublicensed, subcontracted, made subject to option or otherwise disposed of without the prior written consent of the Licensors.


8.4  All data or information relating:


     8.4.1     (a)  to the contents of this Agreement or  negotiations  relating to matters envisaged by this Agreement; or


               (b) to the business, affairs or clients of each party to this Agreement or of any Network Member,


               and coming to the attention of a party to this Agreement (the "Receiving Party") other than the party in whose possession or control the information first was (the "Supplying Party") through implementation of this Agreement or any contract entered into or Promotional Services, Design Services, Healthworld Advertising Services or BWI Advertising Services provided pursuant hereto, shall be treated by the other parties as confidential and (subject to Clause 8.6) shall not be disclosed during the term of this Agreement or after its termination for whatsoever reason (including, for the avoidance of doubt, as a result of a breach on the part of BWI, Cordiant or Healthworld) to persons or entities not a party to this Agreement without the prior written consent of the Supplying Party.


8.4.2 On the termination of this Agreement for whatsoever reason (including, for the avoidance of doubt, as a result of a breach on the part of BWI, Cordiant or Healthworld) the Receiving Party shall forthwith return to the Supplying Party all such data and information referred to in Clause 8.4.1 in whatever form and all copies thereof.


8.5  The parties  hereto  shall take all  reasonable  steps to ensure that their
     Related  Companies,   employees  and  representatives  shall  maintain  the
     confidentiality of the matters referred to in Clause 8.4.1.


8.6  Nothing in this Clause 8 shall preclude:


     (a) disclosure of any information requested by any governmental or regulatory authority entitled to disclosure of the same (provided that the party called upon to so disclose such information shall, if reasonably possible, notify the Supplying Party of the required disclosure as long as possible prior to the time of such required disclosure);

     (b) disclosure of any information to a Related Company (provided that such Related Company is a member of the Network) of the Receiving Party or any of its employees or representatives; or



     (c) disclosure to a third party of information which has been published or is otherwise lawfully in the public domain.



8.7 Any notice to be given concerning this Agreement shall be given in writing and either: (i) sent by reputable overnight courier service; (ii) sent by facsimile; or (iii) hand delivered to the recipient personally. In the case of notice being sent by overnight courier service, the date of the giving of the notice shall be deemed to be the day after the date said notice was given to the courier service as indicated by the records of such courier service. In the case of notice being sent by facsimile, the date of the giving of the notice shall be deemed to be the date of actual receipt. In the case of notice being hand delivered, a written dated receipt shall be given therefor. Notice by mail, courier service or facsimile shall be sent as follows:


          If to Bates Agency:      George Patterson Pty Limited

                                   Address:      As set out at the front of this
                                                 document
                                   Attention     Ian Smith
                                   Facsimile:    (02) 9778 7585

          If to 141 Agency:        X/M Pty Limited

                                   Address:      As set out at the front of this
                                                 document
                                   Attention     Ian Smith
                                   Facsimile:    (02) 9778 7585

          If to Healthworld
          Agency:                  Healthworld Communications Group Pty Ltd

                                   Address:      As set out at the front of this
                                                 document
                                   Attention     Ian Smith
                                   Facsimile:    (02) 9778 7585


          If to Fitch Agency:      Underline:Fitch Pty Limited

                                   Address:      As set out at the front of this
                                                 document
                                   Attention     Ian Smith
                                   Facsimile:    (02) 9778 7585

          If to BWI:               Bates Worldwide, Inc,

                                   Address:      498 Seventh Avenue
                                                 New York, New York 10018
                                   Attention:    Chief Financial Officer
                                   Facsimile:    212-297-8888

                                   with a copy to: General Counsel
                                   Facsimile:      212-297-7440


          If to Cordiant:          Cordiant Communications Group plc

                                   Address:      121-141 Westbourne Terrace
                                                 London W2 6JR
                                   Attention:    Paul Stead

                                   with a copy to:  General Counsel
                                   Facsimile:       212-297-7440


          If to Healthworld:       Healthworld Corporation

                                   Address        100 Avenue of the Americas
                                                  New York, New York 10013
                                   Attention:     Chief Financial Officer

                                   with a copy to: General Counsel
                                   Facsimile:     212-297-7440




     By giving notice to the other parties any party may, from time to time, designate (i) a different address to which notice by mail. courier service or facsimile to such party shall be sent and/or (ii) a different person to receive notices.


8.8 No failure or delay by any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any right, power or privilege hereunder or otherwise.


8.9  Should  any  provision  of  this   Agreement  be  held  to  be  invalid  or
     unenforceable, then such provision shall, so far as it is invalid or unenforceable, be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavors to replace the invalid or unenforceable provision by a valid provision the effect of which is the closest possible to the intended effect of the invalid or unenforceable provision.


9.   MODIFICATION


9.1 No modification of this Agreement shall be effective unless and until it is in writing and signed by (or by some person duly authorised by) each of the Agencies and each of the Licensors.


10.  GOVERNING LAW AND JURISDICTION


10.1 This Agreement shall be governed by and construed in accordance with the substantive law of New South Wales, excluding only its conflict of laws provisions.



10.2 Each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of the courts located within New South Wales, Australia, with respect to any dispute that may arise in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BATES WORLDWIDE, INC.                   George Patterson Pty Limited



By: /s/ [Authorized Signature]          By: /s/ [Authorized Signature]
   ---------------------------             ---------------------------


Name:                                   Name:


Title:                                  Title

HEALTHWORLD COMMUNICATIONS, INC.        The Communications Group Limited



By: /s/ [Authorized Signature]          By: /s/ [Authorized Signature]
   ---------------------------             ---------------------------



Name:                                   Name:


Title:                                  Title:

Cordiant Communications Group plc       X/M Pty Limited


By: /s/ [Authorized Signature]          By: /s/ [Authorized Signature]
   ---------------------------             ---------------------------

Name:                                   Name:


Title:                                  Title:



                                        Big Island International Pty Limited


                                        By: /s/ [Authorized Signature]
                                           ---------------------------

                                        Name:


                                        Title:





                                        Healthworld Communications Group
                                        Pty Limited



                                        By: /s/ [Authorized Signature]
                                           ---------------------------

                                        Name:


                                        Title:



                                        Patts 141 Pty Limited


                                        By: /s/ [Authorized Signature]
                                           ---------------------------

                                        Name:


                                        Title:

                                        Underline:Fitch Pty Limited


                                        By: /s/ [Authorized Signature]
                                           ---------------------------

                                        Name:


                                        Title: